SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                    FORM 8-K


                 Current Report Under to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934


        Date of Report (date of earliest event reported):  July 12, 1996
                       Commission File Number:  33-1381-D


                                EuroGas, Inc.
             (Exact Name of Registrant as Specified in its Charter)


                  Utah                           87-0427676
     (State or other jurisdiction of         (IRS Employer
     incorporation or organization)          Identification No.)


435 West Universal Circle, Sandy, Utah         84070
(Address of Principal Executive Offices)     (Zip Code)


Registrant's Telephone Number, Including Area Code:
(801) 255-0862


(Former name, former address, and formal fiscal year, if changed since last report)



        Page 1 of      consecutively numbered pages, including exhibits.
                  ----



                 ITEM 2.  ACQUISITION AND DISPOSITION OF ASSETS

     On July 12, 1996, EuroGas, Inc. (the "Company"), completed the acquisition of Danube International Petroleum Company, Inc., a Texas corporation ("Danube"), as a wholly owned subsidiary.

     Danube's primary asset is a joint venture with Nafta Gbely a.s. (part of the recently privatized Slovakian national gas company) which owns the rights to explore and develop hydrocarbons, principally natural gas, on approximately 128,000 acres located in the East Slovak Basin (the "Slovakian Concession"). Between 1960 and 1982 (13 years prior to Danube's involvement in the area) eleven wells were drilled on the Slovakian Concession, all of which tested gas or had gas shows, with the most significant wells testing up to 2 million cubic feet per day (mmcf). None of these wells were completed for commercial production due to (1) gas prices that were significantly lower then the current $3.50 per thousand cubic feet ("mcf") (Eastern European gas prices averaged more than $3.15 per mcf during all of 1995); (2) a prior focus on producing fields to the north; and (3) the fact that modern completion techniques, such as fracing, were not then available under the Czech communist regime.

     The joint venture intends to concentrate on the exploration of regional gas occurrences in areas which are generally characterized by large gross reserve thickness, sometimes known as "pay zones", up to several thousand feet. The initial wells are to be drilled only a short distance from the wells drilled in the past. Danube is required to pay 75% of the costs for the initial test phase which is estimated to be approximately $6,600,000. If warranted, Danube would then pay for 60% of the costs of drilling for the next production phase estimated to be about $6,800,000. Thereafter, the drilling is expected to be completed on a 50-50 basis. Danube holds a 47.5% net revenue interest in the Slovak concession.

     Danube is currently drilling the first well, the Trebisov 5R, of a multiple well program on the Slovakian Concession. The well is expected to reach a total depth of 8,600 feet by late July, 1996, after which it will be fraced by Schlumberger. Initial shows indicate that the well contains multiple zones with large gross reservoir thicknesses although extended flow tests have not been conducted. The "fracing of the well" is not expected to be completed before mid-August 1996, at which point a decision of whether to complete the well for production will be made.

     Danube also has a joint venture with Moravske Naftave Doly a.s., a recently privatized national owned Czech company which owns the oil and gas exploration rights to approximately 40,000 acres located near the city of Brno (the "Czech Concession"). That joint venture agreement provides that Danube shall act as an operator for the project and shall provide an initial $1,200,000 for the testing of the field in exchange for a 25% working interest. There were four wells previously drilled and tested on approximately 735 acres of the Czech Concession. Danube is planning to retest those wells in early August to determine if their flow rates are sufficient to complete them for production and to hook them up to delivery pipelines and then will develop a more comprehensive drilling program during the last quarter of 1996.

     Under the terms of the agreement with Danube (the " Agreement"), the Company acquired all of the issued and outstanding stock of Danube in exchange for $3,000,000 in cash ($500,000 paid at closing and $2,500,000 to be paid on December 31, 1996), 2,500,000 shares of the Company's restricted common stock, 1,250,000 shares of a newly created preferred stock which is convertible into 2,500,000 additional shares of the Company's common stock, and the right to purchase up to 5,000,000 shares of common stock for $3.00 per share during the next five years. The Danube assets are subject to approximately $1,000,000 of indebtedness which the Company plans to pay in the normal course of events. The Company also agreed to register certain of the shares at the earliest practical date and expects to file a registration statement for this purpose by December 31, 1996. Sales pursuant thereto will be limited to no more than 1,000,000 shares within the first six months after the effective date of the registration statement and 2,500,000 shares within the first twelve months after the effective date.

     As part of the transaction with Danube, Dr. Martin A. Schuepbach agreed to become president and chief executive officer of EuroGas. Dr. Schuepbach is an internationally recognized authority in oil and gas exploration and production, and has particular expertise in Eastern Europe. Prior to his involvement with Danube, Dr. Schuepbach was Senior Vice President of Exploration for Maxus Energy Company during a period in which is expanded into Eastern Europe and the CIS, Africa, the Far East and South America. Prior to joining Maxus, Dr. Schuepbach was Geological Manager with Standard Oil International working in exploration of Europe, Argentina, and China. Prior to his tenure with Standard Oil International, Dr. Schuepbach was employed as Chief Geologist of Aminoil. Dr. Schuepbach also worked for Exxon Corporation for ten years in exploration research and production, including a three-year period in Germany where he developed new exploration concepts which led to significant oil and gas discoveries. The employment agreement with Dr. Schuepbach is for an initial term of three years and carries an annual salary of $240,000 with stock options.

     Concurrently, the Company acquired the rights held by a third party, Chemilabco, to participate in the projects of Danube. Chemilabco had already provided $500,000 in financing for drilling by Danube. In the past, Chemilabco had also arranged financing for EuroGas' existing Polish Concession. In exchange for Chemilabco's participation rights, prior accommodations for the Company, and the arrangement of an additional $3,500,000 in financing (completed July 5, 1996), Chemilabco received 5,000,000 shares of the Company's common stock and a contingent right to receive 1,000,000 shares of EuroGas common stock for each commercial well developed on Danube's Czech and Slovak concessions, but in no event more than an additional 16,000,000 shares. The initial 5,000,000 shares issued to Chemilabco are to be included in the registration statement to be filed for the Danube shareholders, but will also be subject to restrictions on the amount of stock which may be resold within the first twelve months.

     The Company paid a $100,000 fee to SBC-Warburg, a leading United Kingdom investment bank, for providing merger advisory services to the Company in connection with the Danube transaction.


                               ITEM 7.  EXHIBITS

     The Company had not prepared current audited financial statements in the ordinary course of its business, making it impracticable to provide the financial statements and pro forma information required under this form. The Company currently anticipates that such financial statements and pro forma information will be prepared and filed not later than 75 days subsequent to the date of this report.

Exhibit      SEC
  No.     Reference No.   Description                              Location
  1          (4)          Designation of Rights, Privileges,       This Filing
                          and Preferences of 1996 Series
                          Preferred Stock

  2          (4)          Warrant Agreement                        This Filing


  3          (4)          Registration Rights Agreement            This Filing


  4          (10)         Agreement in Principle between EuroGas   This Filing
                          and Chemilabco

  5          (10)         Agreement and Plan of Merger             This Filing
                          between EuroGas, Inc. and
                          Danube International Petroleum
                          Company, Inc., dated July 3, 1996,
                          as amended (without schedules).

  6          (10)         Employment Agreement between             This Filing
                          EuroGas, Inc. and Martin A. Schuepbach

  7          (10)         The Convertible Debenture issued to      This Filing
                          Lux Immobilian for $3,500,000


                                   SIGNATURES

     Pursuant to the requirements of section 13 or 15(d) of the Securities Exchange of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


Dated:  July 29, 1996              EUROGAS, INC.



                                   By    /s/ Hank Blankenstein
                                      Hank Blankenstein
                                      Secretary/Treasurer
                                      (Principal Financial and Accounting
                                      Officer)